Exhibit 5.1

June 21, 2011

Six Flags Entertainment Corporation

924 Avenue J East

Grand Prairie, TX  75050

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Six Flags Entertainment Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of a registration statement on Form S-3 ASR (the “Registration Statement”), including the prospectus which forms a part of the Registration Statement (the “Prospectus”), which registers for sale by the selling stockholders named therein up to 13,569,256 shares (the “Shares”) of the Company’s common stock, par value $0.025 per share.

In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Certificate of Incorporation of the Company, as amended to date; (ii) the Bylaws of the Company, as amended to date; and (iii) the Registration Statement, including the Prospectus.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and subject to the limitations stated below, we are of the opinion that the Shares are validly issued, fully paid, and non-assessable.

For purposes of expressing our opinion herein, we have examined the Delaware General Corporation Law and our opinions are limited to such law.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PERKINS COIE LLP